      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1998

                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             RENAL CARE GROUP, INC.
             (Exact name of Registrant as specified in its charter)

                                -----------------

            DELAWARE                                  8092                               62-1622383
(State or other jurisdiction of           (Primary Standard Industrial      (I.R.S. Employer Identification No.)
 incorporation or organization)           Classification Code Number)

                          2100 WEST END AVE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500
                   (Address, including zip code, and telephone
   number, including area code, of Registrant's principal executive offices)

                                -----------------

                                  RONALD HINDS
                EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                             RENAL CARE GROUP, INC.
                          2100 WEST END AVE, SUITE 800
                           NASHVILLE, TENNESSEE 37203
                                 (615) 345-5500

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                -----------------

                                   COPIES TO:
                             STEVEN L. POTTLE, ESQ.
                                  ALSTON & BIRD
                               ONE ATLANTIC CENTER
                           1201 WEST PEACHTREE STREET
                           ATLANTA, GEORGIA 30309-3424
                                 (404) 881-7000

                                -----------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable on or after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                        PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
    TITLE OF EACH CLASS OF          AMOUNT TO BE         OFFERING PRICE         AGGREGATE OFFERING           REGISTRATION
  SECURITIES TO BE REGISTERED        REGISTERED            PER SHARE(1)              PRICE(1)                    FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
   value per share (including     1,209,678 shares           $42.75                $51,713,735                 $15,256
   rights to purchase shares of
   Series A Junior Participating
   Preferred Stock).........
=========================================================================================================================

(1) Estimated pursuant to Rule 457(c) solely for the purpose of computing the amount of the registration fee.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                   SUBJECT TO COMPLETION DATED JULY 21, 1998

                                1,208,480 SHARES
                             RENAL CARE GROUP, INC.
                                  COMMON STOCK

         This prospectus relates to 1,208,480 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of Renal Care Group, Inc., a Delaware corporation ("RCG" or the "Company"). All of these Shares are being offered for sale by the holders of the Common Stock named herein under the heading "Selling Shareholders" (the "Selling Shareholders"). The Selling Shareholders received the Shares in connection with the Company's acquisition of
(i) substantially all of the assets of Dialysis Services of Florida, Inc. - Fort Walton Beach and Dialysis Medical, Inc. and an acute care in-patient agreement;
(ii) all of the stock of STAT Management Corporation and STAT Dialysis Corporation effective as of December 8, 1997 pursuant to a stock purchase agreement entered into with Laidlaw Inc. and STAT Healthcare, Inc., and (iii) Four State Regional Dialysis Center, Inc., Fort Scott Regional Dialysis Center, Inc., and Miami Regional Dialysis Center, Inc. in mergers effective as of April 30, 1998.

         The shares of Common Stock of the Company are listed on the Nasdaq National Market System ("Nasdaq") under the symbol "RCGI". On July 15, 1998, the last sales price for the shares of Common Stock as reported by Nasdaq was $42.75 per share.

         All or a portion of the Shares may be offered by the Selling Shareholders from time to time (i) in transactions (which may include block transactions) on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of the Company's Common Stock are then traded, (ii) in negotiated transactions, or
(iii) by a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares directly to purchasers or through underwriters, agents or broker-dealers, and any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such underwriters, agents or broker-dealers may act as agents or to whom they may sell as principals, or both (which compensation as to a particular underwriter, agent or broker-dealer might be in excess of customary compensation). To the extent required, the specific Common Stock to be sold, the respective purchase prices and public offering prices, names of such agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in any accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part. See "Selling Shareholders" and "Plan of Distribution." None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. By agreement, the Company will pay the expenses of this registration, except expenses associated with the Shares offered by Laidlaw Inc. which shall be paid by Laidlaw Inc. The Selling Shareholders will bear all underwriting discounts and commissions and transfer taxes, if any. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The Selling Shareholders and any broker-dealer, agents or underwriters that participate with the Selling Shareholders in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the Common Stock purchased by them may be deemed underwriting commissions or discounts under the Securities Act. See "Selling Shareholders" and "Plan of Distribution."

SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF CERTAIN FACTORS
THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE COMMON STOCK OFFERED HEREBY.

                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                    OF THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JULY ___, 1998

                              AVAILABLE INFORMATION

         Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement on Form S-3 (of which this Prospectus forms a part) and the Exhibits relating thereto filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the offices of the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site that contains such materials at http://www.sec.gov. The Company's Common Stock is listed on the Nasdaq National Market under the symbol "RCGI," and such reports, proxy and information statements and other information concerning the Company are available for inspection at the office of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company (File No. 0-27640) are hereby incorporated by reference into this Prospectus:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1997 (including those portions of the Company's proxy statement for the 1998 Annual Meeting of Stockholders incorporated by reference therein);

         (2) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998;

         (3) The Company's Current Report on Form 8-K/A filed with the Commission on February 20, 1998; and

         (4) The descriptions of the Company's Common Stock and Series A Junior Participating Preferred Stock Purchase Rights as set forth in the Company's registration statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in the Prospectus, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Ronald Hinds, Renal Care Group, Inc., 2100 West End Avenue, Suite 800, Nashville, Tennessee 37203, telephone number (615) 345-5500.

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE COMMON STOCK, INCLUDING TRANSACTIONS EFFECTED ON THE NASDAQ STOCK MARKET'S NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME. SEE "PLAN OF DISTRIBUTION."


             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO RESULTS OF OPERATIONS AND BUSINESSES OF THE COMPANY. SUCH FORWARD-LOOKING STATEMENTS MAY INVOLVE UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS OR PERFORMANCE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. CAUTIONARY STATEMENTS REGARDING THE RISKS ASSOCIATED WITH SUCH FORWARD-LOOKING STATEMENTS, INCLUDE, WITHOUT LIMITATION, THOSE STATEMENTS INCLUDED UNDER "RISK FACTORS." INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

         ALL WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOREGOING CAUTIONARY STATEMENT.

                                   THE COMPANY

         The Company is a specialized provider of nephrology services to patients with kidney disease, including patients suffering from chronic kidney failure, also known as end-stage renal disease ("ESRD"). As of March 31, 1998, the Company provided dialysis and ancillary services to approximately 10,000 patients through 146 outpatient dialysis centers in 18 states. In addition to its outpatient dialysis center operations, the Company provided acute dialysis services through contractual relationships with 83 hospitals and physician practice management services to 45 of the 172 nephrologists who were affiliated with the Company's outpatient dialysis centers.


         The Company's address is 2100 West End Avenue, Suite 800, Nashville, TN 37203, and its telephone number is (615) 345-5500.

                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing shares of Common Stock offered hereby.

LIMITED COMBINED OPERATING HISTORY

         The Company has conducted operations as a combined entity only since February 1996, upon the closing of its initial public offering. Since the initial public offering, the Company has made several additional acquisitions of entities that, in some cases, have been part of the Company's combined operations for only a few weeks or months. There can be no assurance that the Company will be able to integrate the dialysis centers, information systems and related operations of the entities acquired by it or to continue operating them profitably. Nor can there be any assurance that the Company's management group will be able to implement effectively the Company's operating and growth strategy while it is engaged in acquisition activity. Failure to integrate successfully the centers and other operations acquired by the Company or to implement effectively the Company's operating and growth strategy could have a material adverse effect on the Company's results of operations, financial condition or business.

DEPENDENCE ON GOVERNMENT REIMBURSEMENT

         The Company estimates that approximately 68%, 63%, and 62% of the Company's net revenue for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1998, consisted of reimbursements from Medicare under the ESRD program, including revenue for the reimbursement of the administration of a bio-engineered hormone, erythropoietin ("EPO"), to treat anemia. Since 1983, Congressional actions have resulted in occasional changes in the Medicare composite reimbursement rate, and the Company is not able to predict whether future rate changes will be made. Legislation or regulations may be enacted in the future that may significantly modify the ESRD program or otherwise affect the amount paid for the Company's services. Any such action could have a material adverse effect on the Company's results of operations, financial condition and business. Furthermore, increases in operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in prescribed rates, may have a material adverse effect on the Company's earnings in the future. The Company is also unable to predict whether certain ancillary services, for which the Company currently is reimbursed separately, may in the future be included in the Medicare composite rate.

         Revenues from the administration of EPO (the substantial majority of which are reimbursed through Medicare and Medicaid programs) were approximately 19%, 21%, and 22% of the net revenue of the Company for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1998, respectively. EPO reimbursement significantly affects the Company's earnings. The President has included in his 1999 budget a proposal to decrease Medicare reimbursement for EPO by $1. Any reduction in reimbursement rates for EPO could have a material adverse effect on the Company's results of operations, financial condition or business. EPO is produced by a single manufacturer, and any interruption of supply or product cost increases could have a material adverse effect on the Company's results of operations, financial condition or business.

         The Company estimates that approximately 6%, 7%, and 6% of the Company's net revenue for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1998, respectively, were funded by Medicaid or comparable state programs. The Medicaid programs are subject to statutory and regulatory changes, administrative rulings, interpretations of policy and governmental funding restrictions, all of which may have the effect of decreasing program payments, increasing costs or modifying the way the Company operates its dialysis business.

DEPENDENCE ON OTHER SOURCES OF REIMBURSEMENT

         The Company estimates that approximately 26%, 30%, and 32% of its net revenue for the years ended December 31, 1996 and 1997, and the three months ended March 31, 1998, respectively, were derived from sources other than Medicare and Medicaid. Substantially all of this revenue comes from private insurance for chronic dialysis treatments and payments from hospitals with which the Company has contracts for the provision of acute dialysis services. In general, private insurance reimbursement and payments for treatments performed at hospitals are at rates significantly higher than Medicare and Medicaid rates. The Company believes that if Medicare reimbursement for dialysis treatment is reduced in the future, these private payors may be required to assume a greater percentage of the costs of dialysis care and, as a result, may focus on reducing dialysis payments as their overall costs increase. In addition, the Company believes that health maintenance organizations ("HMOs") and other managed care providers may have a strong incentive to reduce further the costs of specialty care and may seek to reduce amounts paid for dialysis. The Company is unable to predict whether and to what extent changes in these private reimbursement rates may be made in the future. Any reduction in the rates paid by private insurers and hospitals or a significant change in the Company's payor mix toward additional Medicare or Medicaid reimbursement could have a material adverse effect on the Company's results of operations, financial condition and business. Similarly, increases in operating costs that are subject to inflation, such as labor and supply costs, without a compensating increase in private reimbursement rates, could have a material adverse effect on the Company's results of operations, financial condition or business.

RISKS ASSOCIATED WITH GROWTH STRATEGY

         The Company's strategy includes expanding its dialysis business through the acquisition and development of dialysis centers and the management of nephrology practices. Competition for acquisitions in the dialysis industry has increased significantly in recent years and, as a result, the cost of acquiring dialysis centers has increased. There can be no assurance that the Company will be able to identify, acquire or profitably integrate acquired dialysis centers and nephrology practices. Acquisitions involve a number of risks related to integration, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retention, hiring and training of key personnel, including Medical Directors for each dialysis center, some or all of which could have a material adverse effect on the Company's results of operations, financial condition or business. In addition, there can be no assurance that acquired or managed dialysis centers will achieve net revenue and earnings that justify the Company's investment therein or expenses related thereto. In order to implement its growth strategy, the Company may require substantial capital resources and need to incur, from time to time, short- and long-term bank indebtedness. The Company also may need to issue in public or private transactions, equity or debt securities, the terms of which will depend on market and other conditions. There can be no assurance that any such additional financing will be available on terms acceptable to the Company, if at all. To the extent that the Company is unable to acquire dialysis centers or acquire or manage nephrology practices, to integrate such centers and practices successfully, or to obtain financing on terms acceptable to the Company, its ability to expand its business could be reduced significantly.

RISKS ASSOCIATED WITH LIABILITIES OF ACQUIRED BUSINESSES

         The Company has acquired and will continue to acquire businesses with prior operating histories. Acquired companies may have unknown or contingent liabilities, including liabilities for failure to comply with health care laws and regulations regarding, among other things, billing and reimbursement, the filing of false claims, fraud and abuse, and patient referrals. The Company has from time to time identified certain past practices of acquired companies that do not conform to its standards. Although the Company institutes policies designed to conform such practices to its standards following completion of acquisitions, there can be no assurance that the Company will not become liable for past activities of acquired companies that may later be asserted to be improper by private plaintiffs or government agencies. Although the Company generally seeks to obtain indemnification from prospective sellers covering such matters, there can be no assurance that any such matters will be covered by indemnification or, if covered, that the liability sustained will not exceed contractual limits or the financial capacity of the indemnifying party.

DEPENDENCE ON PHYSICIAN REFERRALS

         The Company's dialysis centers depend upon local nephrologists for referrals of ESRD patients for treatment and one or a few physicians typically account for all or a significant portion of the patient referral base at a center. The loss of one or more referring physicians at a particular center could have a material adverse effect on the operations of such center, and the loss of a significant number of referring physicians could have a material adverse effect on the Company's results of operations, financial condition and business. In many instances stockholders of the Company are the primary referral sources for the dialysis centers operated by the Company. If such ownership is deemed to violate applicable federal or state law, including, but not limited to, the Anti-Kickback Statute, the Stark Law, and similar state laws, such physician owners may be forced to dispose of their stock in the Company.

OPERATIONS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION

         The Company is subject to extensive federal, state and local regulation regarding, among other things, fraud and abuse, patient referral, false claims, facility licensure, health and safety, environmental compliance and toxic waste disposal. Much of this regulation, particularly in the areas of fraud and abuse and patient referral, is complex and open to differing interpretations. The illegal remuneration provisions of the Anti-Kickback Statute make it illegal for any person, among other things, to solicit, offer, receive or pay any remuneration in exchange for referring, or to induce the referral of, a patient for treatment which may be paid for by Medicare, Medicaid or a similar state program. Federal regulations create "safe harbors" which protect certain arrangements from the Anti-Kickback Statute. The Stark Law prohibits physician referrals for "designated health services" (including some of the specific services offered by the Company) to entities with which a physician or an immediate family member has a "financial relationship." There are certain exceptions to the Stark Law prohibitions contained in such statute and federal regulations. The False Claims Act imposes a civil penalty on any person who (i) knowingly presents, or causes to be presented, to the federal government a false or fraudulent claim for payment or approval, (ii) knowingly makes, uses, or causes to be made or used, a false record or statement to get a false or fraudulent claim paid or approved by the federal government, (iii) conspires to defraud the federal government by giving a false or fraudulent claim allowed or paid, or (iv) knowingly makes, uses or causes to be made or used a false record or statement to conceal, avoid, or decrease an obligation to pay or transmit money or property to the federal government. Many states have enacted provisions of law similar to one or more federal prohibitions, which may not have identical prohibitions or exceptions, but which may apply regardless of whether Medicare or Medicaid funds are involved. However, due to the breadth of the statutory provisions and the absence in many instances of regulations or court decisions addressing the specific arrangements by which the Company conducts its business, it is possible that some of the Company's practices might be challenged under these laws. Sanctions for violating these federal and state laws may include civil monetary fines, disqualification from participation in the Medicare or Medicaid programs, and criminal sanctions. There can be no assurance that the Company's practices will not be challenged by governmental authorities, or that the Company will not be subject to sanctions under such laws or be required to alter or discontinue certain of its practices. In addition, there can be no assurance that if the Company is required to alter its practices, that it will be able to do so successfully. The occurrence of any of these events could result in a material adverse effect on the Company's results of operations, financial condition or business.

         A number of proposals for health care reform have been made recently to provide greater governmental control of health care spending and to provide broader access to health care services. For example, HIPAA, among other things, provides for insurance portability for individuals who lose or change jobs, limits exclusions for pre-existing conditions, and establishes a pilot program for medical savings accounts. HIPAA also amends existing crimes and criminal penalties for Medicare fraud and enacts new federal health care fraud crimes. It is uncertain what additional health care reform legislation, if any, ultimately will be implemented or whether other changes in the administration or interpretation of governmental health care programs will occur. The Company cannot predict what effect future health care legislation or other changes in the administration or interpretation of governmental health care statutes, regulations, or programs may have on the Company's operations.

SUBSTANTIAL COMPETITION

         The dialysis industry is fragmented and is consolidating rapidly. Accordingly, the industry is highly competitive, particularly from the standpoint of competition for the acquisition of existing dialysis centers and the development of relationships with referring physicians. Many of the Company's competitors have substantially greater financial resources and more established operations and infrastructure than the Company and may compete with the Company for acquisitions of dialysis centers and nephrology practices. In addition, the Company may also experience competition from referring physicians who open their own dialysis centers. There can be no assurance that the Company will be able to compete effectively with any such competitors.

DEPENDENCE ON KEY PERSONNEL

         The Company is dependent upon the services of certain key executive officers. The Company's growth will depend in part upon its ability to attract and retain skilled employees, for whom competition is intense. The Company believes that its future success will also depend on its ability to attract and retain qualified physicians to serve as Medical Directors of its dialysis centers. The Company does not carry key-man life insurance on any of its officers. The loss by the Company of any of its executive officers, or the inability to attract and retain qualified management personnel and Medical Directors, could have a material adverse effect on the Company's results of operations, financial condition or business.

SIGNIFICANT INFLUENCE BY MANAGEMENT AND PHYSICIAN STOCKHOLDERS

         The Company's directors, executive officers and physician stockholders beneficially own approximately 27% of the outstanding shares of Common Stock. The Company's Amended and Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting. Although directors, executive officers and physician stockholders do not have any arrangements or understandings among themselves with respect to the voting of the shares of Common Stock beneficially owned by such persons, such persons acting together would be able to significantly influence the election of directors and might be able to approve or disapprove any matter submitted to a vote of stockholders, including a change in control in the Company.

POTENTIAL CONFLICTS OF INTEREST

         The Company is a party to Medical Director agreements with Stephen D. McMurray, M.D., W. Tom Meredith, M.D., Thomas A. Lowery, M.D., John D. Bower, M.D. and Kenneth E. Johnson, M.D., each of whom is a director and stockholder of the Company. In addition, the Company leases space from Dr. Bower, Dr. Lowery, and an entity in which Dr. Meredith owns a one-third interest. A director of the Company, Harry R. Jacobson, M.D., serves as Vice Chancellor of Health Affairs at Vanderbilt University, and the Company has an agreement with Vanderbilt University Medical Center to manage its outpatient dialysis facility. The outside interests of these directors may give rise to certain conflicts of interest concerning the fulfillment of their responsibilities as directors of the Company, and such conflicts of interest could result in decisions that may not reflect the interests of all stockholders equally.

ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER AND BYLAW PROVISIONS

         The Company's Amended and Restated Certificate of Incorporation and Bylaws contain a number of provisions that could inhibit a change in control of the Company by means of a tender offer, merger, proxy contest or otherwise, including advance notice and super-majority voting provisions, provisions that establish a classified board of directors, and provisions that enable the Board of Directors to issue "blank check" preferred stock. Furthermore, the Company has adopted a Shareholder Protection Rights Agreement, or "poison pill," that would result in significant dilution to any acquiror that would seek to acquire 15% or more of the Company's then outstanding Common Stock without the consent of the Board of Directors.

POSSIBLE VOLATILITY OF STOCK PRICE

         From time to time, there may be significant volatility in the market price of the Common Stock. The stock market has periodically experienced significant price and volume fluctuations, which may be unrelated to the operating performance of particular companies. Factors such as actual or anticipated operating results, growth rates, changes in estimates by analysts, market conditions in the industry, announcements by competitors, regulatory actions and general economic conditions will vary from period to period. As a result of the foregoing, the Company's operating results and prospects from time to time may be below the expectations of the public market analysts and investors. Any such event would likely result in a material adverse effect on the price of the Common Stock. Additionally, future sales of substantial amounts of the Common Stock could adversely affect the market price of the Common Stock.

POTENTIAL ADVERSE MARKET IMPACT OF SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of Common Stock in the public market or the availability of such shares for sale could adversely affect the prevailing market price for the Common Stock. Of the 26,882,906 outstanding shares of Common stock as of July 15, 1998, approximately 22,501,638 of those shares will be freely tradeable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), after the offering of all of the Shares, unless purchased or held by "affiliates" of the Company, as that term is defined in Rule 144 under the Securities Act. The remaining approximately 4,381,268 shares outstanding as of July 15, 1998, plus up to 330,000 shares of Common Stock which may be issued upon exercise of warrants, will or have become eligible for future sale in the public market in accordance with Rule 144 under the Securities Act, as currently in effect. In addition, up to 4,648,461 shares of Common Stock were issuable as of July 15, 1998 upon the exercise of options which will be freely tradeable without restriction unless purchased by an "affiliate." The Company has granted certain registration rights with respect to 70,000 shares of Common Stock and 330,000 of additional shares of Common Stock issuable upon the conversion of warrants.

                            MERGERS AND ACQUISITIONS

         Effective October 31, 1997, the Company acquired substantially all of the assets of Dialysis Services of Florida, Inc. - Fort Walton Beach, a Florida corporation ("DSF"), and Dialysis Medical, Inc., a Florida corporation ("DMI"), and an acute care in-patient agreement with a Florida hospital owned by DCA Medical Services, Inc., a Florida corporation ("DCAMS"), in exchange for cash, 13,873 shares of Common Stock and the assumption of certain liabilities (the "Florida Acquisition"). Such shares of Common Stock are currently held by Dialysis Corporation of America, a Florida corporation ("DCA"), the current parent and sole shareholder of DSF, DMI and DCAMS, and Henry M. Haire, M.D., a former shareholder of DSF and DMI and former medical director for the facility owned by DSF.

         Effective December 8, 1997, the Company concurrently acquired all the outstanding stock of STAT Dialysis Corporation ("STAT Dialysis") and STAT Management Corporation ("STAT Management") pursuant to a stock purchase agreement (the "STAT Acquisition") entered into with Laidlaw Inc., a Canadian corporation ("Laidlaw"), and STAT Healthcare, Inc., a Delaware corporation and wholly owned subsidiary of Laidlaw ("STAT Healthcare"), by which an affiliate of Laidlaw received an aggregate of 2,135,730 shares of Common Stock in exchange for all of the outstanding shares of stock in STAT Dialysis and STAT Management.

         Effective April 30, 1998, the Company concurrently acquired Four State Regional Dialysis Center, Inc., a Missouri corporation ("Four State"), Fort Scott Regional Dialysis Center, Inc., a Missouri corporation ("Fort Scott"), and Miami Regional Dialysis Center, Inc., a Missouri corporation ("Miami"), pursuant to mergers by which the shareholders of Four State, Fort Scott and Miami received an aggregate of 258,656 shares of Common Stock in exchange for their shares of stock in Four State, Fort Scott and Miami, respectively.

         In connection with the Florida and STAT Acquisitions and the Mergers, the Company granted the current and former shareholders of DSF and DMI, Laidlaw and the former shareholders of Four State, Fort Scott and Miami certain rights to register for resale certain shares of Common Stock received by them. The persons who are offering shares of Common Stock pursuant to the Registration Statement of which this Prospectus is a part are referred to herein as the "Selling Shareholders". The Selling Shareholders acquired all shares of Common Stock offered hereby pursuant to the above-referenced Florida Acquisition, STAT Acquisition or Mergers. Pursuant to certain registration rights granted in connection with the Florida and STAT Acquisitions and the Mergers, the Company agreed to register the shares of Common Stock offered by the Selling Shareholders hereunder.

                              SELLING SHAREHOLDERS

         The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and
(iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after the completion of the offering.


                                   Shares Beneficially Owned             Shares Being         Shares Beneficially Owned
                    Name             Before the Offering(1)                 Offered              After the Offering(1)

Laidlaw, Inc. (2)                           2,135,730                      1,067,865                   1,067,865
Estate of Patrick T.
  Doody, M.D. (3)                             130,552                         63,970                      66,582
R. Robert Hatelid, M.D. (4)                   134,378                         63,970                      70,408
Dialysis Corporation of America                 6,937                          6,937                          --
Henry M. Haire, M.D. (5)                        6,936                          6,936                          --

Total                                       2,414,533                      1,209,678                   1,204,855

----------------
(1) Assumes that all of the shares held by the Selling Shareholders and being offered hereby are sold, and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder other than Laidlaw owns less than 1% of the total number of shares of Common Stock outstanding.

(2) Held of record by Laidlaw Transportation Inc., a wholly owned subsidiary of Laidlaw. Calculated by using the total number of shares of Common Stock outstanding as July 15, 1998, prior to this offering Laidlaw beneficially owned approximately 7.9% of the outstanding shares of Common Stock, and will beneficially own approximately 4.0% of the outstanding shares of Common Stock after completion of this offering (assuming Laidlaw sells all of its shares offered hereby).

(3) A representative of the Estate of Patrick Doody, M.D., served as Vice President and Secretary of Four State, Fort Scott and Miami prior to the Mergers.

(4) Dr. Hatelid served as President and Treasurer of Four State, Fort Scott and Miami prior to the Mergers. Dr. Hatelid is currently the member of a medical practice that provides medical director services to the Company.

(5) Prior to the Florida Acquisition, Dr. Haire was a 20% shareholder of DSF and DMI. In addition, Dr. Haire served as a vice president and director of DSF and DMI prior to the Florida Acquisition. Dr. Haire is currently the member of a medical practice that provides medical director services to the Company.

                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholders, or by their pledgees, donees, transferees or other successors in interest. Such sales may be made from time to time (i) in transactions (which may include block sales) on the Nasdaq National Market or such other national securities exchange or automated interdealer quotation system on which shares of Common Stock are then listed, (ii) in negotiated transactions or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Shares may be sold directly to purchasers or through underwriters, agents or broker-dealers by one or more of the following: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (d) an exchange distribution in accordance with the rules of the exchange or automated interdealer quotation system on which the Common Stock is then listed; and (e) through the writing of options on the Shares. Any such underwriters, agents or broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such underwriters, agents or broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to an underwriter, agent or particular broker-dealer will be negotiated prior to the sale and may be in excess of customary compensation). If required by applicable law at the time a particular offer of Shares is made, the terms and conditions of such transaction will be set forth in a Prospectus Supplement to this Prospectus. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

         The Selling Shareholders and any underwriters, agents or broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation received by them might be deemed to be underwriting discounts and commissions under the Securities Act.

         The Selling Shareholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts. With respect to the Selling Shareholders that received their shares of Common Stock in connection with the Florida Acquisition and the Mergers, the Company has agreed to bear all expenses in connection with the registration of the shares being offered by such Selling Shareholders. With respect to the Shares beneficially held by Laidlaw, Laidlaw has agreed to bear all expenses in connection with the registration of such shares hereunder. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

         Certain legal matters in connection with the Common Stock offered hereby will be passed on for the Company by Alston & Bird LLP, Atlanta, Georgia.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in Renal Care Group, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The combined financial statements of STAT Dialysis Corporation and STAT Management Corporation and their related healthcare entities, appearing in the Company's Current Report on Form 8-K/A, for the years ended December 31, 1996 and 1995, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.






                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----

AVAILABLE INFORMATION.....................................................   2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................   2
CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS....................   3
THE COMPANY...............................................................   4
RISK FACTORS..............................................................   5
MERGERS AND ACQUISITIONS..................................................  10
SELLING SHAREHOLDERS......................................................  11
PLAN OF DISTRIBUTION......................................................  12
LEGAL MATTERS.............................................................  12
EXPERTS...................................................................  12
























                                1,208,480 SHARES



                             RENAL CARE GROUP, INC.



                                  COMMON STOCK




















                                   PROSPECTUS
                                 JULY ___, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee                                               $15,240
Accounting Fees and Expenses                                         2,500
Legal Fees and Expenses                                              5,000
Miscellaneous Expenses                                               3,000
         Total                                                     $25,740

         The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated. The Company has agreed to bear all expenses in connection with the registration of the shares being offered by the Selling Shareholders, except that (i) Laidlaw will bear all expenses in connection with the shares beneficially owned and offered by Laidlaw, and (ii) the Selling Shareholders will bear all underwriting discounts and commissions and transfer taxes, if any. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Amended and Restated Certificate of Incorporation provides that the Company shall to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify its officers and directors.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

         The Company's Amended and Restated Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the General Corporation Law of Delaware, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

ITEM 16. EXHIBITS.

         The following exhibits are filed as part of the Registration Statement:

4.1.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 (Registration No. 333-80221)).

4.1.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
         1997).

4.1.3 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Renal Care Group, Inc. (incorporated by reference to Exhibit 3.1.3 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997).

4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit No. 3.2 to the Registration Statement on Form S-1 Registration No. 333-80221).

4.3 Specimen stock certificate for the Common Stock of the Company (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Registration No. 333-80221).

5.1      Opinion of Alston & Bird, LLP, including consent.

23.1     Consent of Alston & Bird, LLP (Contained in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

23.3     Consent of KPMG Peat Marwick LLP.

24.1     Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

A.       RULE 415 OFFERING.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereto) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment to those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

         The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

D.       PROSPECTUS IN A REGISTRATION STATEMENT AT THE TIME OF EFFECTIVENESS.

         The undersigned Registrant hereby undertakes that:

         (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, State of Tennessee, on July 20, 1998.


                                        RENAL CARE GROUP, INC.



                                        By:  /s/ Sam A. Brooks, Jr.
                                             -----------------------------------
                                             Sam A. Brooks, Jr., President
                                             and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sam A. Brooks, Jr. and Ronald Hinds and each or both of them as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and, in his name, place and stead, in any and all capacities, to sign any and all amendments or post- effective amendments to this Registration Statement, as well any related registration statement, or amendment thereto, filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Sam A. Brooks, Jr.                President, Chief Executive Officer       July 20, 1998
------------------------------------  and Chairman of the Board
Sam A. Brooks, Jr.                    (Principal Executive Officer)


/s/ Ronald Hinds                      Executive Vice President                 July 20, 1998
------------------------------------  Chief Financial Officer
Ronald Hinds                          (Principal Financial Officer and
                                      Principal Accounting Officer)


/s/ Joseph C. Hutts                   Director                                 July 20, 1998
------------------------------------
Joseph C. Hutts


                                      Director
------------------------------------
Harry R. Jacobson, M.D.


/s/ Thomas A. Lowery, M.D.            Director                                 July 20, 1998
------------------------------------
Thomas A. Lowery, M.D.


                                      Director
------------------------------------
John D. Bower, M.D.


                                      Director
------------------------------------
Stephen D. McMurray, M.D.


/s/ W. Tom Meredith, M.D.             Director                                 July 17, 1998
------------------------------------
W. Tom Meredith, M.D.


/s/ Kenneth Johnson, Jr., M.D.        Director                                 July 20, 1998
------------------------------------
Kenneth Johnson, Jr., M.D.

                                  EXHIBIT INDEX


EXHIBIT NO.                           EXHIBIT

4.1.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit No. 3.1 to the Registration Statement on Form S-1 (Registration No. 333-80221)).

4.1.2 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.2 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30,
         1997).

4.1.3 Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of Renal Care Group, Inc. (incorporated by reference to Exhibit 3.1.3 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997).

4.2 Amended and Restated By-Laws of the Company (incorporated herein by reference to Exhibit No. 3.2 to the Registration Statement on Form S-1 Registration No. 333-80221).

4.3 Specimen stock certificate for the Common Stock of the Company (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1 (Registration No. 333-80221)).

5.1      Opinion of Alston & Bird, LLP, including consent.

23.1     Consent of Alston & Bird, LLP (Contained in Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

23.3     Consent of KPMG Peat Marwick LLP.

24.1     Power of Attorney (included on signature page).